                                                                   EXHIBIT 10.20

                  GENERAL FORM OF SPECIAL RETENTION AGREEMENT
                  -------------------------------------------

                                                                          [Date]

<<Firstname>> <<Lastname>>,
American International Building
29 Richmond Road,
Pembroke HM 08
Bermuda

                         RE: SPECIAL RETENTION AGREEMENT

Dear <<Firstname>>:

          The Company desires to provide you with a special incentive to remain employed with the Group through January 31, 2007 (the "Retention Period"). We set forth below the terms of your Special Retention Agreement with IPCRe Limited, a Bermuda company (the "Company"), referred to together with its affiliates as the "Group".

1.   YOUR COMPENSATION

               (a) Salary. Your annual salary will be increased from __________ to __________, effective January 1, 2006 and will be paid in accordance with the Group's normal practices.

               (b) Bonus. You will continue to be eligible to receive an annual cash bonus (your "Bonus") for each fiscal year of the Company under the terms of the Group's regular bonus program.

                (c) Special Retention Bonus. You will receive a special bonus of _________ (your "Retention Award"), which will be in addition to any other compensation paid to you for your services if you are an employee in good standing of the Group on January 31, 2007. If your employment with the Group is terminated after January 1, 2006 and before January 31, 2007 as a result of your death or "Disability" (as defined below) or "Retirement" (as defined below), or the Company terminates your employment without "Cause" <<Reten_Bon06>> (as defined below), the Company will pay to you (or, in the event of your death, your estate) the Retention Award.

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2.   TERMINATION OF YOUR EMPLOYMENT WITH THE GROUP.

               (a) No Reason Required. You or the Company may terminate your employment at any time for any reason, or for no reason, subject to compliance with Section 2(b). This includes termination by the Company with or without Cause.

               (b) Advance Notice Required. To terminate your employment during the Retention Period, either you or the Company must provide notice to the other (a "Termination Notice"). You and the Company agree to provide 180 days' advance Termination Notice of any termination, unless your employment is terminated by the Company for Cause or because of your Disability or death. The Company may elect to direct at any time during your employment that you work from your home and may require that you perform no duties. If either party shall give notice under this clause, you agree that you will immediately (i) resign from any office or directorship that you hold with the company or the Group and (ii) return all property of the Group in your possession. During any notice period your salary and benefits will continue save that you will not be eligible for Bonus. Your eligibility for Bonus for the period prior to the date of notice shall not change. The Company may in its absolute discretion pay you in lieu of notice for all or a part of the notice period.

               (c) Termination Date. The effective date of termination of your employment will be:

               (1) 180 days after Termination Notice is given, unless your employment is terminated by the Company for Cause or by your Disability or death,

               (2) the time Termination Notice is given, if your employment is terminated by the Company for Cause, although the Company may provide a later effective date in the Termination Notice,

               (3) 30 days after Termination Notice is given, if your employment is terminated because of your Disability, or

               (4) the time of your death, if your employment is terminated because of your death.

               (d) Termination by the Company for Cause.

               (1) "Cause" means any of the following:

                    (A) Your continued and willful failure to perform
               substantially your responsibilities to the Group, after demand for substantial performance has been given by any officer of the Group to whom you report that specifically identifies how you have not substantially performed your responsibilities.

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                                                                             -3-


                    (B) Your willful engagement in illegal conduct or in gross misconduct.

                    (C) Your commission or conviction of, or plea of guilty or nolo contendere to, a felony.

                    (D) Your intentional or grossly negligent disclosure of
               proprietary information or your failure to abide by the terms of Annex B of this Agreement.

               (e) Termination on Disability, or Retirement.

               (1) The term "Disability" has the same meaning as under the Company's Group Long Term Disability insurance coverage. If the Company determines in good faith that your Disability has occurred, it may give you Termination Notice. If within 30 days of the Termination Notice you do not return to full-time performance of your responsibilities, your employment will terminate. If you do return to full-time performance in that 30-day period, the Termination Notice will be cancelled for all purposes of this Agreement.

               (2) "Retirement" means your termination of employment on or after your 65th birthday or in the event you and the Company agree that you shall be eligible for early retirement.

               (f) Transition Assistance. During the 180 days after Termination Notice has been given, you will take all actions the Group may reasonably request to maintain for the Group the business, goodwill and business relationships with any Clients (as defined in Annex B).

3.   YOUR OBLIGATIONS TO THE GROUP IN REGARD TO PROPRIETARY INFORMATION.

          In addition to, and not in substitution for any existing obligations that you have in respect of Proprietary Information of the Group, you agree to abide by the provisions of Annex A.

4.   YOUR OBLIGATIONS TO THE GROUP IN CONNECTION WITH COMPETITIVE ACTIVITIES

          In addition to and not in substitution for any existing obligations that you have in respect of not engaging in activities that are competitive with the Group, you agree to abide by the terms of Annex B during the period of your employment by the Group.

5.   EFFECT ON OTHER AGREEMENTS; ENTIRE AGREEMENT.

          This Agreement is the entire agreement between you and the Company, and supersedes any earlier agreement, written or oral, with respect to the subject matter of this Agreement. In entering into this Agreement, no party has relied on or made any

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                                                                             -4-


representation, warranty, inducement, promise or understanding that is not in this Agreement.

6.   SUCCESSORS.

               (a) Assignment by You. You may not assign this Agreement without the Company's consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 6(a), whether voluntary or involuntary, will be void. This Agreement shall inure to the benefit of and be enforceable by your legal representatives.

               (b) Successors to the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

7.   GENERAL PROVISIONS.

               (a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF BERMUDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN BERMUDA.

               (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.

               (c) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of
     Section 4 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

               (d) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 7(d)):

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                                                                             -5-


          If to you, to the address stated in the Company's personnel records.

          If to the Company or any other member of the Group, to:

                    IPCRe Limited
                    American International Building
                    29 Richmond Road
                    Pembroke, HM, Bermuda
                    Attention: James P. Bryce
                    Facsimile: +1 441 292-8085

               (e) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

               (f) Counterparts. This Agreement may be executed counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

     Please confirm your acceptance of the terms of this Agreement by signing where indicated below.

                                        Very truly yours,


                                        /s/ James Bryce
                                        ----------------------------------------
                                        James Bryce
                                        President & CEO

Accepted and Agreed this ____ day of _______________, 200__ :


                                        <<
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Signature                               Name:

                                     ANNEX A

                             PROPRIETARY INFORMATION

     (a) Definition. "Proprietary Information" means confidential or proprietary information, knowledge or data concerning (1) the Group's businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how, including the Group's underwriting and risk analysis programs and modeling, (2) any other matter relating to the Group and (3) any matter relating to clients of the Group or other third parties having relationships with the Group. Proprietary Information includes (1) information regarding any aspect of your tenure as an employee of the Group or the termination of your employment, (2) the names, addresses, and phone numbers and other information concerning clients and prospective clients of the Group including underwriting information as to historical exposure and loss experience and catastrophe modeling relating to clients and prospective clients of the Group, (3) information and materials concerning the personal affairs of employees of the Group. In addition, Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. However, Proprietary Information does not include information (1) that was or becomes generally available to you on a non-confidential basis, if the source of this information was not reasonably known to you to be bound by a duty of confidentiality, (2) that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly, or (3) that you can establish was independently developed by you without reference to any Proprietary Information.

     (b) Use and Disclosure. You have obtained or created Proprietary Information in the course of your involvement in the Group's activities and may continue to do so. You agree that the Proprietary Information is the exclusive property of the Group, and you agree to use and disclose Proprietary Information only for the Group's benefit and in accordance with any restrictions placed on its use or disclosure by the Group. In addition, nothing in this Agreement will operate to weaken or waive any rights the Group may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

     (c) Return of Proprietary Information. When your employment terminates, you agree to return to the Company all Proprietary Information, including all notes, mailing lists, rolodexes and computer files that contain any Proprietary Information. You agree to do anything reasonably requested by the Company in furtherance of perfecting the Group's possession of, and title to, any Proprietary Information that was at any time in your possession.

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                                                                             -7-


                                     ANNEX B

                             COMPETITIVE ACTIVITIES

     (a) General Effect. This Annex B applies during your employment [and, in respect of paragraph (e) below relating to the solicitation of Group employees, one year after your termination of employment]. On termination of your employment in accordance with Section 2 of the Special Retention Agreement, you will have no further obligations to the Group under this Annex B [except as provided in paragraph (e)]. However, this Annex B will not affect the Group's rights under any other agreement with you, including under any plan. This Annex B uses the following defined terms:

          "Competitive Enterprise" means any business enterprise that either (1) engages in any activity that competes anywhere with any activity that the Group is then engaged in or (2) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

          "Client" means any client or prospective client of the Group to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or employment by the Group.

          "Solicit" means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

     (b) Your Importance to the Group and the Effect of this Section 4. You acknowledge that in the course of your involvement in the Group's activities, you will have access to Proprietary Information and the Group's client base and will profit from the goodwill associated with the Group. On the other hand, in view of your access to Proprietary Information and your importance to the Group, if you compete with the Group, the Group will likely suffer significant harm. In return for the benefits you will receive from the Group and in light of the potential harm you could cause the Group, you agree to the provisions of this Annex B.

     (c) Non-competition. Until the effective date of your termination of employment with the Group, you will not directly or indirectly:

          (1) hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise; or

          (2) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with your association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

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                                                                             -8-


               (A) that is substantially related to any activity that you were engaged in,

               (B) that is substantially related to any activity for which you had direct or indirect managerial or supervisory responsibility, or

               (C) that calls for the application of specialized knowledge or skills substantially related to those used by you in your activities.

     (d) Non-Solicitation of Clients. Until the effective date of your termination of employment with the Group, you will not attempt to:

          (1) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Group,

          (2) transact business with any Client that would cause you to be a Competitive Enterprise or to reduce or refrain from doing any business with the Group, or

          (3) interfere with or damage any relationship between the Group and a Client.

     (e) Non-Solicitation of Group Employees. Until the [first anniversary of the] effective date of your termination of employment with the Group, you will not attempt to Solicit anyone who is then an employee of the Group (or who was an employee of the group within the prior six months) to resign from the Group or to apply for or accept employment with any Competitive Enterprise.

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                                    SCHEDULE

                     Base Salary
                    As of 1/1/06   Retention Bonus
                    ------------   ---------------
Peter J. Cozens       $424,000         $212,000
Stephen F. Fallon     $424,000         $212,000
John R. Weale         $366,100         $183,050